UMB SCOUT BOND FUND, INC.
A special meeting of the shareholders of the UMB Scout Bond Fund, Inc.
the Fund was held
on March 29, 2005.
The matters voted on by the shareholders of record as of January 31, 2005 and the results of the
vote at the shareholder meeting held
March 29, 2005 were as follows
1. To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHELD TOTAL
William E. Hoffman, D.D.S. . . . 4,673,226.763 28,263.500 4,701,490.263
Eric T. Jager . . . . . . . . .. 4,673,226.763 28,263.500 4,701,490.263
Stephen H. Rose . . . . . . . .  4,662,203.948 39,286.315 4,701,490.263
Stuart Wien . . . . . . . . . .  4,656,585.594 44,904.669 4,701,490.263
Andrea F. Bielsker . . . . . . . 4,667,996.196 33,494.067 4,701,490.263
William B. Greiner . . . . . . . 4,672,254.763 29,235.500 4,701,490.263
2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund, organized as a Maryland corporation, would be
reorganized as a separate series of the Trust.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Bond Fund . 4,454,455.965 8,366.746 33,481.552 205,186.000 4,701,490.263
3. To approve a new investment advisory agreement for the Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Bond Fund .    . 4,656,535.926 15,457.781 29,496.556 0.000 4,701,490.263
4. To approve the modification or reclassification of certain fundamental investment restrictions relating to
MATTER FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
4A Senior securities and borrowing Bond Fund 4,453,708.867 11,253.755
 31,341.641 205,186.000 4,701,490.263
4B Underwriting securities Bond Fund 4,451,890.801 10,931.910 33,481.552
 205,186.000 4,701,490.263
4C Real estate Bond Fund 4,451,210.153 10,861.997 34,232.113 205,186.000
 4,701,490.263
4D Lending Bond Fund 4,435,237.195 26,260.550 34,806.518 205,186.000
 4,701,490.263
4E Concentration of investments Bond Fund 4,455,283.491 11,244.637
 29,776.135 205,186.000 4,701,490.263
4F Commodities Bond Fund 4,440,346.373 26,181.755 29,776.135 205,186.000
4,701,490.263
4G Reclassification of certain fundamental Bond Fund 4,437,377.106
 26,260.550 32,666.607 205,186.000
4,701,490.263
restrictions as non fundamental
5. To approve the redesignation of certain investment objectives from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Bond Fund .  4,436,118.069 28,078.269 32,107.925 205,186.000 4,701,490.263
6. To approve the redesignation of certain investment policies from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Bond Fund . . 4,435,732.864 28,463.474 32,107.925 205,186.000 4,701,490.263